                               EXHIBIT 23

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                          700 Bridgewater Place      Telephone: (616) 336-7900
                          333 Bridge Street, N.W.    Facsimile: (616) 336-7950
                          Grand Rapids, Michigan 49504-5359




INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


Spartan Stores, Inc.
Grand Rapids, Michigan

We consent to the incorporation by reference in Registration Statement No. 33-47442 Spartan Stores, Inc. 1991 Stock Bonus Plan, Registration Statement No. 33-47493 Spartan Stores, Inc. 1991 Stock Option Plan and Registration Statement No. 33-49074 Spartan Stores, Inc. 1991 Associate Stock
Purchase Plan on Forms S-8 of our report dated June 9, 1997, appearing in this Annual Report on Form 10-K of Spartan Stores, Inc. for the year ended March 29, 1997.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Spartan Stores, Inc., listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/S/DELOITTE & TOUCHE LLP

June 26, 1997




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